                                                                    EXHIBIT 10.3

                                 AMENDMENT NO.1
                                       TO
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Amendment No.1 (the "Amendment") to the Agreement and Plan of Merger
                               ---------
and Reorganization, dated as of April 30, 1996, is by and among BWAY Corporation, a Delaware corporation ("BWAY"), Milton Acquisition Corp., a
                                      ----
Delaware corporation (the "Purchaser"), Milton Can Company, Inc., a Delaware
                           ---------
corporation (the "Company") and James W. Milton.
                  -------

     WHEREAS, BWAY, Purchaser, Company and James W. Milton entered into an Agreement and Plan of Merger and Reorganization, dated as of March 21, 1996 (the "Agreement"), pursuant to which the Company will be merged with and into
 ---------
Purchaser, with Purchaser being the surviving corporation. BWAY, Purchaser, Company and James W. Milton desire to make certain changes to the terms of the Agreement, as set forth below.

     1.  Milton Can Company, Inc.  All references to "The Milton Can Company" in
         ------------------------
the Agreement shall be replaced with "Milton Can Company, Inc."

     2.  Current Market Price.  The definition of "Current Market Price" in
         --------------------
Article I is hereby amended and restated in its entirety to read as follows:

          "Current Market Price" means the price per share of BWAY Stock, with
           --------------------
          respect to any specific date, as calculated by taking the average of the daily closing prices per share of such BWAY Stock for the 20 consecutive Trading Days immediately prior to and including such date. The closing price per share of BWAY Stock for each Trading Day shall be the last sale price (or if there is no sale, the average bid price) on such day.

     3.  Delivery of Merger Consideration.  Section 2.5 of the Agreement
         --------------------------------
is hereby amended and restated in its entirety to read as follows:

          At the Closing, against delivery of all stock certificates formerly representing Company Shares (and after the Effective Time representing the right to receive the Merger Consideration), Purchaser shall deliver to each Stockholder for each of his or her

          Company Shares the Merger Consideration in the proportions of BWAY Stock and cash as set forth on Attachment I hereto (subject to the delivery of certain shares of BWAY Stock and the BWAY Notes into the Stock Escrow Account). At the Closing, Purchaser shall deliver to the Stock Escrow Agent pursuant to the Stock Escrow Agreement (i) the BWAY Notes and (ii) that number of shares of BWAY Stock equal to the result of (A) $1,000,000 divided by (B) the Current Market Price of BWAY
                            ----------
          Stock as of the day immediately prior to the Closing Date (the "Stock
                                                                          -----
          Escrow"). The Stock Escrow shall remain in escrow for one (1) year and
          ------
          the BWAY Notes shall remain in escrow for two (2) years and each shall be released in accordance with the Stock Escrow Agreement. The Stock Escrow shall reduce each Stockholder's pro rata share of the Stock Portion.

     4.  Time and Place of Closing.  Section 3.1 of the Agreement is
         -------------------------
hereby amended and restated in its entirety to read as follows:

          The consummation of the transactions provided for in this Agreement

          ("Closing") shall take place at the offices of Kirkland & Ellis, 200
          ---------
          East Randolph, Chicago, Illinois 60601 at 10:00 a.m. local time, on May 28, 1996 or, if the conditions to Closing set forth in Article IV and Article V have not been satisfied on or prior to such date, on the fifth business day following satisfaction or appropriate waiver of such conditions (the "Closing Date"), or at such other place and time
                                ------------
          as the parties may agree.

     5.  Conditions to BWAY's and Purchaser's Obligations. New Section 5.13
         ------------------------------------------------
is added to Article V of the Agreement to read as follows:

          BWAY, Purchaser and James W. Milton shall have entered into on or before the Closing Date a non-competition and non-solicitation agreement providing that James W. Milton may not compete with BWAY or Purchaser anywhere in North America for five years after the Closing Date and containing such other terms mutually acceptable to the parties thereto.

     6.  Delivery of Schedules.  The reference to the "thirtieth (30th)
         ---------------------
day" in Section 9.3 of the Agreement shall be replaced with the "forty-third
(43rd) day."


     7.  Non-Competition and Non-Solicitation.  Section 10.10 of the
         ------------------------------------
Agreement is hereby amended and restated in its entirety to read as follows:

          (a) If the transactions contemplated by this Agreement are consummated, Stockholders (other than James W. Milton, who shall be bound by a separate agreement as described in Section 5.13 of this Agreement) agree that, for a period of two (2) years after the Closing Date, neither they nor any of their Affiliates will directly or indirectly engage in, render services to, manage, control or participate in (as an officer, director, employee, security holder, consultant, proprietor, partner, agent or advisor) any business that provides or offers products or services in the Territory (as defined below) that are competitive with, are similar to, or that may be used as substitutes for the products or services offered by the business of the Surviving Corporation as conducted by the Company immediately prior to the Closing Date, or have any interest, directly or indirectly, in any such business in the states of Connecticut, Delaware, Maine, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont (the "Territory");
                                                                 ---------
          provided that nothing herein will prevent any Stockholder (other than
          --------
          James W. Milton) from owning in the aggregate not more than 5% of the outstanding stock of any class of a corporation which is publicly held, so long as such Stockholder has no participation in the management of such corporation.

          (b) Each Stockholder (other than James W. Milton, who shall be bound by a separate agreement as described in Section 5.13 of this Agreement) agrees that, for a period of two

          (2) years from the Closing Date, such Stockholder, (i) will not, and will use his best efforts not to permit such Stockholder's Affiliates, directly or indirectly, to contact, hire or solicit for the purpose of offering employment to (whether as an employee, consultant, agent, independent contractor or otherwise) any person employed by the Company at any time during the one-year period preceding the Closing Date, without the prior written consent of the Surviving Corporation and (ii) will not, directly or indirectly, induce or attempt to induce any customer or other business relation of the Surviving Corporation to cease or refrain from doing business with the Surviving Corporation or to purchase, lease or utilize products or services that are competitive with, are similar to, or that may be used as substitutes for any product or service offered by the Surviving Corporation. The term "indirectly" as used in this Section 10.10 is intended to mean
                ----------
          any acts authorized or directed by or on behalf of any Stockholder.

    8.  Termination.   Subsections (ii) and (iii) of Section 11.1(a) of
        -----------
the Agreement are hereby amended and restated in their entirety to read as follows:

          (ii) by the Company if the conditions precedent to Purchaser's obligations set forth in Article V (other than the conditions set forth in Sections 5.5 and 5.10) have been satisfied, if the Company is not in breach of any of its obligations hereunder and otherwise through no material fault of the Company or the Stockholders, and the Closing shall not have occurred within 180 days after the date of this Agreement;

          (iii) by Purchaser if the conditions precedent to Company's obligations set forth in Article IV (other than the condition set forth in Section 4.4) have been satisfied, if the Purchaser is not in breach of any of its obligations hereunder and, if through no material fault of Purchaser, and the Closing shall not have occurred within 180 days after the date of this Agreement;

     9.  Expenses.  The following sentence is hereby added to the end of
         --------
Section 11.6 of the Agreement:

          BWAY and the Surviving Corporation shall be responsible for any and all costs, expenses, losses, liabilities, damages or deficiencies (including attorney's fees and other defense costs) that are specifically for responding to the exercise of appraisal rights by any Stockholder with respect to the Reorganization as provided by Section 262 of the Delaware General Corporate Law. Except as specified in the foregoing sentence, Agent shall indemnify BWAY and the Surviving Corporation and their respective officers, directors and agents, against any and all other costs, expenses, losses, liabilities, damages or deficiencies (including attorney's fees and other defense costs), arising out of any claim or lawsuit made or brought by the Stockholders in connection with the Company's performance of the transactions contemplated hereby, including without limitation any claim relating to a breach of fiduciary duty or inadequate disclosure, other than a lawsuit specifically claiming a breach by BWAY or the Surviving Corporation of this Agreement or the BWAY Notes.

          10.  No Modification.  Except as set forth in this Amendment, all
               ---------------
other terms and provisions of the Agreement shall remain in full force and effect.

          11.  Counterparts.  This Amendment may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.

          12.  Governing Law.  This Amendment shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

                                 *  *  *  *  *

          IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the day and year first above written.


                              BWAY CORPORATION


                              /s/ Warren Hayford
                              ------------------------
                              By:   Warren Hayford
                              Title:  Chairman and Chief
                              Executive Officer


                              MILTON ACQUISITION CORP.


                              /s/ Warren Hayford
                              ------------------------
                              By:  Warren Hayford
                              Title:  President


                              MILTON CAN COMPANY, INC.


                              /s/ James W. Milton
                              ------------------------
                              By:  James W. Milton
                              Title: President and Director


                              /s/ James W. Milton
                              ------------------------
                              James W. Milton